Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Interstate Hotels & Resorts, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-84531) and Forms S-8 (No. 333-60545, No. 333-60539, No. 333-89740) of Interstate Hotels & Resorts, Inc. of our report dated February 13, 2002, except for the fifth paragraph of Note 4, as to which date is February 21, 2002, relating to the financial statements, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP

Pittsburgh, PA
March 31, 2003